Exhibit 3.2

NII HOLDINGS, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I
OFFICES

     Section 1.1 The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 1.2 The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

     Section 2.1 All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.2 Annual meetings of stockholders shall be held in each year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote or by written ballot a board of directors, and transact such other business as may properly be brought before the meeting.

     Section 2.3 Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     Section 2.4 Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation’s Amended and Restated Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”), may be called by the chairman of the board or chief executive officer at any time and shall be called by the secretary upon the request in writing of a majority of the board of directors, or of the holder of Special Director Preferred Stock or of stockholders holding a majority of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Any such request shall state the purpose or purposes of the proposed meeting.

     Section 2.5 Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is to be called shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of such meeting.

     Section 2.6 The holders of a majority of the entire capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law (“DGCL”) or by the Certificate

of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

     Section 2.7 When a quorum is present at any meeting, the vote of a majority of the holders of capital stock of the Corporation having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one which, by express provision of the DGCL or the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 2.8 Every reference in these bylaws to a majority or other proportion of the entire capital stock of the Corporation necessary to take a particular action, refers to a majority or other proportion of the votes entitled to be cast with respect to a particular matter or action by all holders of the issued and outstanding capital stock of the Corporation that are entitled to vote on such matter or action.

     Section 2.9 The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at such meeting by the person presiding over the meeting. The Board of Directors of the Corporation may adopt by resolution such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting, to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (v) limitations on the time allotted to questions or comments by participants. Unless, and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE III
DIRECTORS

     Section 3.1 Except as otherwise provided in the Certificate of Incorporation (i) the board of directors shall consist of at least one member but not more than twelve members, such number shall initially be set at nine, and may thereafter be set by resolution of the board of directors from time to time, (ii) one class of directors shall be elected at each annual meeting of the stockholders, and (iii) except as set forth in Section B of Article FIFTH of the Certificate of Incorporation, each director elected shall hold office for a three-year term until the next applicable election or until his successor is duly elected and qualified. Directors need not be stockholders.

     Section 3.2 The initial board of directors of Reorganized NII shall be divided into three classes as set forth in the Certificate of Incorporation.

     Section 3.3 In the case of any vacancy on the board of directors, including a vacancy created by an increase in the number of directors, the vacancy shall be filled by election of the board of directors with the director so elected to serve for the remainder of the term of the director being replaced or, in the case of an additional director, for the remainder of the term of the class to which the director has been assigned. All directors shall continue in office until the election and qualification of their respective successors in office. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes of directors by a majority of the directors then in office, though less than a quorum, as to make all such classes as nearly equal in number as possible. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

     Section 3.4 The business and affairs of the Corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the DGCL or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

     Section 3.5 The board of directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 3.6 Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     Section 3.7 Special meetings of the board may be called by the chairman of the board or by the president on one day’s notice to each director, either personally, by mail, by telegram or by electronic transmission; special meetings shall be called by the president or secretary in like manner and on like notice upon the written request of two directors.

     Section 3.8 At all meetings of the board a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by the DGCL or by the Certificate of Incorporation. If a quorum is not present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.

     Section 3.9 Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings, or, if the consent action is taken by electronic transmission, paper reproductions of such electronic transmission or transmissions, are filed with the minutes or proceedings of the board or committee.

     Section 3.10 Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 3.11 There shall be Audit and Compensation committees of the board of directors and such other committees of the board of directors as the board of directors may, by resolution passed by a majority of the whole board, designate. Each committee shall consist of one or more directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Any such committee shall have such power and authority as may be conferred by a resolution of the board of directors; provided, however, that no such committee shall have the power and authority of the board of directors with respect to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the bylaws of the Corporation, or declaring a dividend or authorizing the issuance of stock (other than in connection with a stock option or other management equity incentive plan, which plan has been approved by the Corporation’s board of directors). Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

     Section 3.12 Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

ARTICLE IV
NOTICES

     Section 4.1 Whenever, under the provisions of the DGCL or of the Certificate of Incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail addressed to such director or stockholder at his address as it appears on the records of the Corporation with postage thereon prepaid and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile, by telegram, by telephone or by electronic transmission.

     Section 4.2 Whenever any notice is required to be given under the provisions of the DGCL or of the Certificate of Incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice or, in the case of a director, a waiver by electronic transmission by the director entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V
OFFICERS

     Section 5.1 The officer positions in the Corporation shall consist of such as may from time to time be designated by the board of directors and the officers to fill same shall be chosen by the board of directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these bylaws otherwise provide.

     Section 5.2 The compensation of all officers and agents of the Corporation that are also directors of the Corporation shall be fixed by the board of directors. The board of directors may delegate the power to fix the compensation of all other officers and agents of the Corporation to an officer of the Corporation.

     Section 5.3 The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

     Section 5.4 The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the board of directors regardless of whether such authority and duties are customarily incident to such office.

ARTICLE VI
CAPITAL STOCK

     Section 6.1 Every holder of stock in the Corporation shall be entitled to have a certificate or certificates, signed by or in the name of the Corporation by the president or a vice-president and the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.

     Section 6.2 Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 6.3 Transfers of stock shall be made upon the books of the Corporation only by the record holder of such stock, in person or by duly authorized attorney, upon the surrender of the certificate or certificates for the same number of shares, properly endorsed. The Corporation is entitled for all purposes to treat the record holder as the owner of such stock, notwithstanding any knowledge of the Corporation to the contrary. The board of directors shall have the power to make all such rules and regulations, not inconsistent with the Certificate of Incorporation, these bylaws and the DGCL, as the board of directors may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Corporation. The board of directors may appoint one or more transfer agents or registrars of transfers or both, and may require all stock certificates to bear the signature of either or both.

ARTICLE VII
INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 7.1. Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the DGCL, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. Persons who are not directors or officers of the Corporation and are not so serving at the request of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors of the Corporation. The indemnification conferred in this Section 7.1 shall also include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that payment of expenses (including attorneys’ fees) incurred by a person in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such person to repay all amounts so paid in advance if it shall ultimately be determined that such person is not entitled to be so indemnified under this Section 7.1.

     Section 7.2 The rights to indemnification and advance payment of expenses provided by Section 7.1 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     Section 7.3 The indemnification and advance payment of expenses and rights thereto provided by, or granted pursuant to, Section 7.1 hereof shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, partner or agent and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person.

     Section 7.4 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

ARTICLE VIII
GENERAL PROVISIONS

     Section 8.1 Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 8.2 Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 8.3 All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     Section 8.4 The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

     Section 8.5 The board of directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE IX
AMENDMENTS

These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors.